EXHIBIT 99.1

For further information contact
John S. Weatherly, CFO 1-800-451-1294

FOR IMMEDIATE RELEASE

   Callon Petroleum Company Completes

   $175 Million Credit Facility

     Natchez, MS (June 15, 2004) — Callon Petroleum Company (NYSE: CPE/CPE.PrA) announced today that it has closed on a three-year $175 million senior secured credit facility underwritten by the lender, Union Bank of California, N.A. The credit facility includes an initial borrowing base of $60 million, which will be adjusted on a quarterly basis throughout 2004 to reflect the results of intervening operations from the company’s deepwater properties and an anticipated increase in proved producing reserves as the development of the company’s Medusa property nears completion. At closing, $21 million was advanced under the new facility for repayment of existing debt.

     Callon Petroleum Company has been engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region since 1950.

     This news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.

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